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                                                                    EXHIBIT 23.3

(RYDER SCOTT LOGO)  RYDER SCOTT COMPANY
                    -------------------
                    PETROLEUM CONSULTANTS                     FAX (713) 651-0849

1100 LOUISIANA SUITE 3800    HOUSTON TEXAS 77002-5218   TELEPHONE (713) 651-9191





                         CONSENT OF RYDER SCOTT COMPANY

      We hereby consent to the use of our reports relating to the proved oil and gas reserves of Mariner Energy, Inc. (the "Company"), to the information derived from such reports and to the reference to this firm as an expert in the Form S-4 registration statement and any amendments thereto filed by the Company and in the proxy statement/prospectus-information statement to which the registration statement relates.

                                             /s/ RYDER SCOTT COMPANY, L.P.

                                             RYDER SCOTT COMPANY, L.P.



Houston, Texas
October 13, 2005




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
 1200, 530 8TH AVENUE, S.W.      CALGARY, ALBERTA T2P 3S8     TEL (403) 262-2799   FAX (403) 262-2790
621 17TH STREET, SUITE 1550    DENVER, COLORADO 80293-1501    TEL (303) 623-9147   FAX (303) 623-4258
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